CONSENT OF STUART E. COLLINS

The undersigned hereby consents to:

(i)

the filing of the written disclosure regarding the “Technical Report on the Roca Honda Project, McKinley County, New Mexico, U.S.A." dated February 27, 2015 (the “Technical Disclosure”), contained in the Annual Report on Form 10-K for the period ended December 31, 2015 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)

the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statements (File Nos. 333-205182 and 333-194900), and any amendments thereto (the “S-8s”);

(iii)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form F-4 Registration Statement, as amended (File No. 333-203996) (the “F- 4”); and

(iv)	the use of my name in the 10-K, the S-8s and the F-4.

/s/ Stuart E. Collins
Stuart E. Collins, Professional Engineer

Date: March 15, 2016

RPA Inc. 55 University Ave. Suite 501 | Toronto, ON, Canada M5J 2H7 | T +1 (416) 947 0907	www.rpacan.com